Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

CAP ROCK ENERGY CORPORATION

AS ADOPTED

BY ITS BOARD OF DIRECTORS ON

MAY 12, 2006

AMENDED AND RESTATED BYLAWS OF

CAP ROCK ENERGY CORPORATION

TABLE OF CONTENTS

1.	OFFICES	2

1.1.	PRINCIPAL OFFICE	2
1.2.	OTHER OFFICES	2

2.	MEETINGS OF SHAREHOLDERS	2

2.1.	ANNUAL MEETING	2
2.2.	FAILURE TO HOLD ANNUAL MEETING	2
2.3.	SPECIAL MEETINGS	2
2.4.	NOTICE AND WAIVERS OF NOTICE	3
2.5.	RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION	3
2.6.	VOTING LIST	4
2.7.	QUORUM OF SHAREHOLDERS	5
2.8.	METHOD OF VOTING	5
2.9.	ACTION WITHOUT MEETINGS	5
2.10.	RECORD DATES FOR CONSENTS TO ACTION	6

3.	DIRECTORS	7

3.1.	POWERS	7
3.2.	NUMBER; QUALIFICATIONS	7
3.3.	ELECTION	7
3.4.	VOTING	7
3.5.	REMOVAL OF DIRECTORS	8
3.6.	VACANCIES	8

4.	MEETINGS OF THE BOARD OF DIRECTORS	8

4.1.	PLACE	8
4.2.	FIRST MEETING OF DIRECTORS	8
4.3.	REGULAR MEETINGS	8
4.4.	SPECIAL MEETINGS	9
4.5.	NOTICE AND WAIVER OF NOTICE	9
4.6.	QUORUM OF DIRECTORS	9
4.7.	ACTION WITHOUT MEETINGS	9
4.8.	COMMITTEES	9
4.9.	COMPENSATION	10

5.	OFFICERS	10

5.1.	ELECTION, NUMBER, QUALIFICATION, TERM, COMPENSATION	10
5.2.	REMOVAL	10
5.3.	VACANCIES	10
5.4.	AUTHORITY	10
5.5.	CHAIRMAN OF THE BOARD	11
5.6.	PRESIDENT	11
5.7.	VICE-PRESIDENT	11
5.8.	SECRETARY	11
5.9.	TREASURER	11
5.10.	ASSISTANT SECRETARY AND ASSISTANT TREASURER	12

6.	CERTIFICATES REPRESENTING SHARES	12
6.1.	CERTIFICATES	12

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6.2.	PAYMENT, ISSUANCE	12
6.3.	LOST, STOLEN OR DESTROYED CERTIFICATES	13
6.4.	REGISTRATION OF TRANSFER	13
6.5.	REGISTERED HOLDERS AS OWNERS	13

7.	DIVIDENDS	13

7.1.	DECLARATION AND PAYMENT	13
7.2.	RESERVES	14

8.	PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES	14

8.1.	INDEMNIFICATION AT THE DISCRETION OF THE CORPORATION	14
8.2.	INDEMNIFICATION FOR REASONABLE EXPENSES	15
8.3.	EXPENSES ADVANCED	15
8.4.	INSURANCE	16
8.5.	OTHER PROTECTION AND INDEMNIFICATION	17
8.6.	NOTICE OF INDEMNIFICATION OF OR ADVANCE OF EXPENSES	17

9.	GENERAL PROVISIONS	17

9.1.	FISCAL YEAR	17
9.2.	SEAL	17
9.3.	CORPORATE RECORDS	17
9.4.	AMENDMENT	17
9.5.	NOTICE	18

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AMENDED AND RESTATED BYLAWS OF

CAP ROCK ENERGY CORPORATION

1.                   OFFICES.

1.1.                Principal Office.

The principal office of the Corporation shall be located at 500 W. Wall, Suite 400, Midland, Texas 79701.

1.2.                Other Offices.

The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

2.                   MEETINGS OF SHAREHOLDERS.

2.1.                Annual Meeting.

The annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2.                Failure to Hold Annual Meeting.

Failure to hold any annual meeting shall not work a dissolution of the Corporation. If the annual meeting is not held within any thirteen-month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

2.3.                Special Meetings.

Special meetings of the shareholders may be called (1) by the President, the Board of Directors, or such other person or persons as may be authorized in the Articles of Incorporation or these Bylaws or (2) by the holders of at least ten (10) percent of all the shares entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a number of shares greater than or less than ten (10) percent, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares specified in the Articles of Incorporation, but in no event shall the Articles of Incorporation provide for a number of shares greater than fifty (50) percent. If not otherwise stated in or fixed in accordance with these Bylaws of the Corporation, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice required in Section 2.4 of these Bylaws may be conducted at a special meeting of the shareholders.

2.4.                Notice and Waivers of Notice.

2.4.1.             Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by, or at the direction of, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

2.4.2.             Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting.

2.4.3.             Any notice required to be given to any shareholder, under any provision of the Texas Business Corporations Act, the Articles of Incorporation or Bylaws of the Corporation need not be given to the shareholder if either (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State of the State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

2.5.                Record Dates for Matters other than Consents to Action.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by a corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as of the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

2.6.                Voting List.

2.6.1.             The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

2.6.2.             Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

2.6.3.             An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this Section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these Bylaws, the Corporation, but not such officer or agent, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

2.7.                Quorum of Shareholders.

2.7.1.             With respect to any matter, the holder of a majority of the shares entitled to vote on that matter and represented at the meeting in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.

2.7.2.             Unless otherwise provided in the Articles of Incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholders or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

2.7.3.             Unless otherwise provided in the Articles of Incorporation or the Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

2.8.                Method of Voting.

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or (if and to the extent permitted by these Bylaws) limit or deny voting rights to the holders of the shares of any class or series. Any shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram, or similar transmission by the shareholder or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, such as in the case of a pledge; a person who purchased or agreed to purchase, or owns or holds an option to purchase the shares; a creditor of the Corporation who extended it credit under terms requiring appointment; an employee of the Corporation whose employment contract requires the appointment; or a party to a voting agreement created under Section 6, Article 2.3 of the Texas Business Corporation Act.

2.9.                Action Without Meetings.

2.9.1.             Any action required or which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

2.9.2.             Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

2.9.3.             If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state that written consent has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act and that any written notice that is required by Article 9.10 has been given.

2.9.4.             Subject to the provisions for notice of meetings, unless otherwise restricted by the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.10.              Record Dates for Consents to Action.

Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the president or principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

3.                   DIRECTORS.

3.1.                Powers.

The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors, subject to any limitation imposed by statute, the Articles of Incorporation or these Bylaws as to action which requires authorization or approval by the shareholders.

3.2.                Number; Qualifications.

The Board of Directors of the Corporation shall consist of one or more members. The number of Directors shall be fixed from time to time by resolution of a majority of the Board of Directors. Directors need not be residents of the State of Texas nor shareholders of the Corporation. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or, at the option of the Board of Directors, may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders; provided, however, that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.

3.3.                Election.

The Directors shall be elected at the annual meeting of the shareholders by the holders of shares entitled to vote in the election of Directors, and each Director elected shall serve until his successor shall have been elected and qualified.

3.4.                Voting.

At each election for Directors, every shareholder entitled to vote shall have the right:

3.4.1.             to vote the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has the right to vote, or

3.4.2.             unless cumulative voting is expressly prohibited by the Articles of Incorporation (in general or with respect to a specified class or series of shares or group of classes or series of shares) and subject to this Section, to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Cumulative voting shall not be allowed in an election of Directors unless a shareholder who intends to cumulate his or her votes as herein authorized shall have given written notice of his or her intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders entitled to vote cumulatively may cumulate their votes if any shareholder gives the written notice provided for herein.

3.5.                Removal of Directors.

3.5.1.             At any meeting of shareholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

3.5.2.             Unless cumulative voting is prohibited by the Articles of Incorporation, if less than the entire Board is removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

3.6.                Vacancies.

Any vacancy in the Board of Directors caused by death, resignation, removal, or other than by reason of an increase in the number of Directors, shall be filled by a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor-in-office.

4.                   MEETINGS OF THE BOARD OF DIRECTORS.

4.1.                Place.

Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

4.2.                First Meeting of Directors.

After the issuance of the Certificate of Incorporation, an organizational meeting of the initial Board of Directors named in the Articles of Incorporation shall be held, either within or without this state, at the call of a majority of the Directors named in the Articles of Incorporation, for the purpose of adopting bylaws, electing officers, and transacting such other business as may come before the meeting. The Directors calling the meeting shall give at least three (3) days notice thereof by mail to each Director so named, stating the time and place of the meeting.

4.3.                Regular Meetings.

Regular meetings of the Board of Directors may be held with or without notice, unless notice is required under these Bylaws, and at such time and at such place as shall from time to time be determined by the Board.

4.4.                Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of two (2) Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least two (2) days before the date of the meeting.

4.5.                Notice and Waiver of Notice.

Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.6.                Quorum of Directors.

At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business, unless a different number or portion is required by law or the Articles of Incorporation or these Bylaws. In no way may less than one-third (1/3) of the number of Directors so fixed constitute a quorum. The act of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.7.                Action Without Meetings.

Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

4.8.                Committees.

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Subject to the limitations set forth in Article 2.36 of the Texas Business Corporation Act, any such committee shall have and may exercise such power as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, power, and members of any such committee, to fill vacancies and to discharge any such committee.

4.9.                Compensation.

Directors shall receive such reasonable compensation for their services as Director as may be determined by resolution of the Board of Directors. The receipt of such compensation shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

5.                   OFFICERS.

5.1.                Election, Number, Qualification, Term, Compensation.

The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, a Treasurer, Vice-Presidents, one or more Assistant Secretaries, and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

5.2.                Removal.

The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

5.3.                Vacancies.

Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

5.4.                Authority.

Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as shall be determined from time to time by resolution not inconsistent with these Bylaws.

5.5.                Chairman of the Board.

The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him or her pursuant to resolutions duly adopted by the Board of Directors.

5.6.                President.

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless a Chairman of the Board has been elected, in which event the President shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board.

5.7.                Vice-President.

Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

5.8.                Secretary.

The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary or of the Treasurer.

5.9.                Treasurer.

5.9.1.             The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

5.9.2.             The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

5.9.3.             If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

5.10.              Assistant Secretary and Assistant Treasurer.

In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as in Section 5.9.3. The Assistant Secretaries and Assistant Treasurers, in general, shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

6.                   CERTIFICATES REPRESENTING SHARES.

6.1.                Certificates.

The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

6.2.                Payment, Issuance.

Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of any tangible or intangible benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

6.3.                Lost, Stolen or Destroyed Certificates.

The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.4.                Registration of Transfer.

Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

6.5.                Registered Holders as Owners.

6.5.1.             The Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Article 2.22 or 2.30 of the Texas Business Corporation Act, or giving proxies with respect to those shares; and

6.5.2.             Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

7.                   DIVIDENDS.

7.1.                Declaration and Payment.

Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation’s own shares.

7.2.                Reserves.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repair or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.                   PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES.

8.1.                Indemnification at the Discretion of the Corporation.

The Corporation may, upon authorization of indemnification made in the same manner as the determination of indemnification under Section 8.1.4, indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee, agent or serving at the request of the Corporation as a director, officer, employee or agent, as follows:

8.1.1.             Such person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but, if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

8.1.2.             Such a person may be indemnified against obligations resulting from the above-listed proceedings only if it is determined that such person conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the Corporation’s best interest, and in all other cases that his or her conduct was at least not opposed to the Corporation’s best interests. In the case of any criminal proceeding, an additional determination must be made that such person had no reasonable cause to believe his or her conduct was unlawful.

8.1.3.             Except as provided in Section 8.1.1, such a person may not be indemnified in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by the person, whether or not the benefit resulted from an action taken in the person’s official capacity; or (2) in which the person is found liable to the Corporation.

8.1.4.             A determination of indemnification must be made by a majority vote of a quorum consisting of Directors who, at the time of the vote, are not named defendants or respondents in the proceeding. If such a quorum cannot be obtained, such a determination shall be made by one of the following:  (1) a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding; (2) by special legal counsel selected by vote of a quorum of the members of the Board of Directors or a committee of the Board who, at the time of the vote, are not named defendants or respondents in the proceeding, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or (3) by the shareholders in a vote that excludes the shares held by persons who are named defendants or respondents in the proceeding.

8.2.                Indemnification For Reasonable Expenses.

The Corporation shall indemnify a Director or officer against reasonable expenses incurred by such person in connection with a proceeding in which such person is a party as a result of his or her position as a Director or officer, if such person has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

Determination as to reasonableness of expenses must be made in the same manner as is the determination that indemnification is permissible, as set forth in Section 8.1.4 hereof.

The Corporation may indemnify employees, agents, or persons who are, or were, serving at the request of the Corporation as a director, officer, employee, or agent, against such reasonable expenses as set forth in this Section 8.2.

If the Corporation determines to so indemnify employees, agents, or persons who are, or were, serving at the request of the Corporation as a director, officer, employee, or agent, against such reasonable expenses incurred as set forth in this Section 8.2, determination as to reasonableness of expenses must be made in the same manner as is the determination that indemnification is permissible, as set forth in Section 8.1.4 herein. However, if the Corporation determines to so indemnify such person, and the determination is made by special legal counsel, determination as to the reasonableness of expenses must be made by a majority vote of a quorum consisting of Directors who, at the time of the vote, are not named defendants or respondents in the proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more directors who, at the time of the vote, are not named defendants or respondents in the proceeding, or, if such a committee cannot be established, by a majority vote of all Directors.

8.3.                Expenses Advanced.

The Corporation may pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by a director, officer, employee, agent, or person serving at the request of the Corporation as a director, officer, employee, or agent who was, is, or is threatened to be, made a named defendant or respondent in such a proceeding after the Corporation receives a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth in Section 8.1 hereof and a written undertaking by or on behalf of such person, to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met those requirements.

The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 8.1 hereof. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Expenses for which such a person may be reimbursed under the terms of this Section 8.3 include expenses incurred in connection with the appearance of such a person as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

8.4.                Insurance.

The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, sole proprietorship, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability under these bylaws. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

8.5.                Other Protection and Indemnification.

The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

8.6.                Notice of Indemnification of or Advance of Expenses.

Any indemnification of or advance of expenses to a person in accordance with this Section 8 shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of the Texas Business Corporations Act and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

9.                   GENERAL PROVISIONS.

9.1.                Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

9.2.                Seal.

The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

9.3.                Corporate Records.

The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors, and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

9.4.                Amendment.

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the shareholders. The Board of Directors, may also amend, repeal or adopt bylaws unless (1) the Articles of Incorporation reserve the power exclusively to the shareholders in whole or in part; or, (2) the shareholders in amending, repealing or adopting a bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.

9.5.                Notice.

Any notice to Directors or shareholders shall be in writing and shall be delivered personally or mailed to the Directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by telegram. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.